As filed with the Securities and Exchange Commission on May 10, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OWENS & MINOR, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1701843
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9120 Lockwood Boulevard, Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

2018 Stock Incentive Plan
(Full title of the plan)
Nicholas J. Pace, Esq.
Executive Vice President, General Counsel and Corporate Secretary
9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
(Name and address of agent for service)
(804) 723-7000
(Telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:
David M. Carter, Esq.
Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $2.00 par value per share	840,000	$3.65	$3,066,000	$371.6

(1)
The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the registrant.

(2)	Pursuant to Rule 457(h), the registration fee is based on the average of the high and low sales prices of a share of Common Stock reported on the New York Stock Exchange on May 3, 2019.

REGISTRATION OF ADDITIONAL SECURITIES
Owens & Minor, Inc. (the “Company”) is hereby registering 840,000 additional shares of its common stock, par value $2.00 per share (the “Common Stock”), for issuance under the Owens & Minor, Inc. 2018 Stock Incentive Plan, as amended (the “Plan”). The registration statement on Form S-8 (Registration No. 333-224787, the “Prior Plan Registration Statement”), as filed with the Securities and Exchange Commission on May 9, 2018, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior Plan Registration Statement, to the extent they relate to the Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Owens & Minor, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 29, 2008)

3.2	Amended and Restated Bylaws of Owens & Minor, Inc., as adopted May 10, 2019 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 10, 2019)

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered (filed herewith)

10.1	2018 Stock Incentive Plan (incorporated by reference to Exhibit B to the Company’s definitive Proxy Statement filed March 28, 2019 (File No. 001-09810))

10.2	Amendment No. 1 to the 2018 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive Proxy Statement filed March 28, 2019 (File No. 001-09810))

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP (filed herewith)

24.1	Powers of Attorney (included on signature page)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Owens & Minor, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 29, 2008)

3.2	Amended and Restated Bylaws of Owens & Minor, Inc., as adopted May 10, 2019 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 10, 2019)

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered (filed herewith)

10.1	2018 Stock Incentive Plan (incorporated by reference to Exhibit B to the Company’s definitive Proxy Statement filed March 28, 2019 (File No. 001-09810))

10.2	Amendment No. 1 to the 2018 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive Proxy Statement filed March 28, 2019 (File No. 001-09810))

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP (filed herewith)

24.1	Powers of Attorney (included on signature page)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia, on May 10, 2019.

OWENS & MINOR, INC.

By:	/s/ Edward A. Pesicka
	Name:	Edward A. Pesicka
	Title:	President & Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Edward A. Pesicka, Robert K. Snead and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 10, 2019.

Signature	Title

/s/ Edward A. Pesicka Edward A. Pesicka	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert K. Snead Robert K. Snead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael W. Lowry Michael W. Lowry	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Stuart M. Essig Stuart M. Essig	Director

/s/ Barbara B. Hill Barbara B. Hill	Director

/s/ Mark F. McGettrick Mark F. McGettrick	Director

/s/ Eddie N. Moore, Jr. Eddie N. Moore, Jr.	Director

/s/ Robert C. Sledd Robert C. Sledd	Chairman of the Board of Directors

/s/ Anne Marie Whittemore Anne Marie Whittemore	Director